EXHIBIT 16

                       [LETTERHEAD OF THOMAS MONAHAN, CPA]


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     I have reviewed the current report on Form 8-K of Kingsgate Acquisition, Inc., dated December 5, 2002in respect to Item 4, "Changes in Registrant's Certifying Accountants," and agree with the statements contained therein.


December 5, 2002                                         /s/Thomas Monahan,CPA

                                                          Thomas Monahan, CPA









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